Exhibit 3.1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “SAFEWAY INC.”, FILED IN THIS OFFICE ON THE NINETEENTH DAY OF MAY, A.D. 2010, AT 6:57 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

2096948 8100 100538248 You may verify this certificate online at corp.delaware.gov/authver.shtml	/s/ Jeffrey W Bullock Jeffrey W Bullock, Secretary of State AUTHENTICATION: 8006771 DATE: 05-20-10

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

SAFEWAY INC.

SAFEWAY INC, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: That, a resolution of the Board of Directors (the “Board”) of the Corporation setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation and declaring such amendment to be advisable and in the best interests of the Corporation and its stockholders, was duly adopted by the Board at a meeting held on December 10, 2009. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article VIII of the Corporation’s Restated Certificate of Incorporation be amended in its entirety to read as follows, subject to the required consent of the stockholders of the Corporation:

ARTICLE VIII

Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors, the President or stockholders owning at least Twenty-Five Percent (25%) in amount of the entire capital stock of the Corporation issued and outstanding, and entitled to vote.

SECOND: That, thereafter, at the annual meeting of the stockholders of the Corporation, the necessary number of shares required by statute were voted in favor of the amendment.

THIRD: That, such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, SAFEWAY INC. has caused this Certificate of Amendment to be signed by Steven A. Burd, its President and Chief Executive Officer, and attested by Robert A. Gordon, its Senior Vice President, Secretary & General Counsel, this 19th day of May, 2010.

SAFEWAY INC.

By:	/s/ Steven A. Burd
Steven A. Burd
President and Chief Executive Officer

ATTEST

By:	/s/ Robert A. Gordon
Robert A. Gordon
Senior Vice President, Secretary & General Counsel

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I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “SAFEWAY INC. “ AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

RESTATED CERTIFICATE, CHANGING ITS NAME FROM “SAFEWAY STORES, INCORPORATED” TO “SAFEWAY INC.”, FILED THE TWENTY-THIRD DAY OF FEBRUARY, A.D. 1990, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE FOURTEENTH DAY OF MAY, A.D. 1996, AT 9 O’CLOCK A.M.

CERTIFICATE OF OWNERSHIP, FILED THE FIRST DAY OF NOVEMBER, A.D. 1996, AT 3:50 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF OWNERSHIP IS THE SECOND DAY OF NOVEMBER, A.D. 1996.

CERTIFICATE OF AMENDMENT, FILED THE TWELFTH DAY OF MAY, A.D. 1998, AT 9 O’CLOCK A.M.

CERTIFICATE OF OWNERSHIP, FILED THE FIRST DAY OF JULY, A.D. 1998, AT 9 O’CLOCK A.M.

2096948 8100X 081009905 You may verify this certificate online at corp.delaware.gov/authver.shtml	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6895352 DATE: 10-06-08

CERTIFICATE OF AMENDMENT, FILED THE SEVENTEENTH DAY OF JUNE, A.D. 2004, AT 9:10 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE EIGHTEENTH DAY OF MARCH, A.D. 2008, AT 4:03 O’CLOCK P.M.

CERTIFICATE OF OWNERSHIP, FILED THE EIGHTEENTH DAY OF MARCH, A.D. 2008, AT 5:19 O’CLOCK P.M.

2096948 8100X 081009905 You may verify this certificate online at corp.delaware.gov/authver.shtml	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6895352 DATE: 10-06-08

RESTATED CERTIFICATE OF INCORPORATION OF SAFEWAY STORES, INCORPORATED

Safeway Stores, Incorporated, a corporation existing under the laws of the State of Delaware, which was originally incorporated under the name SSI Holdings Corporation on July 23, 1986 (the “Corporation”), does hereby certify:

FIRST: That the Certificate of Incorporation of the Corporation is hereby amended and restated to read as follows:

ARTICLE I

The name of the Corporation is Safeway Inc.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “GCL”).

ARTICLE IV

The total number of shares of all classes of stock which the Corporation shall have authority to issue is Three Hundred Ten Million (310,000,000) consisting of Three Hundred Million (300,000,000) shares of common stock, par value $.01 per share (the “Common Stock”), and Ten Million (10,000,000) shares of preferred stock, par value $.01 per share (the “Preferred Stock”). The designation, powers, preferences and relative, participating, optional or other special rights, including voting rights, and qualifications, limitations or restrictions of the Preferred Stock shall be established by resolution of the Board of Directors pursuant to Section 151 of the General Corporation Law of the State of Delaware.

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ARTICLE V

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than 6 directors nor more than 12 directors, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1991 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1992 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 1993 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1991, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class,

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but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

ARTICLE VI

Any or all of the directors of the Corporation may be removed from office at any time, either with or without cause, by the affirmative vote of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding, and entitled to vote.

ARTICLE VII

Elections of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall otherwise provide.

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ARTICLE VIII

Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors, the President or the stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding, and entitled to vote.

ARTICLE IX

The officers of the Corporation shall be chosen in such a manner, shall hold their offices for such terms and shall carry out such duties as are determined by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

ARTICLE X

A. The Corporation shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the

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fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors or officers may be entitled by law. No amendment or repeal of this Section A of Article X shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

B. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Section B of this Article X shall apply to or have any effect on the liability or alleged liability of any director of the

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Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

C. In furtherance and not in limitation of the powers conferred by statute:

(i) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of law; and

(ii) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as

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may become necessary to effect indemnification as provided therein, or elsewhere.

ARTICLE XI

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation. In addition, the Bylaws of the Corporation may be adopted, repealed, altered, amended, or rescinded by the affirmative vote of a majority of the outstanding stock of the Corporation entitled to vote thereon.

ARTICLE XII

The Corporation reserves the right to repeal, alter amend, or rescind any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

SECOND: That this Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, Safeway Stores, Incorporated has caused its corporate seal to be hereunto affixed and this Restated Certificate of Incorporation to be signed by Peter A. Magowan, its President, and attested by Bernat Rosner, its Secretary, this 22nd day of February, 1990.

SAFEWAY STORES, INCORPORATED

/s/ Peter A. Magowan
Peter A. Magowan

ATTEST:

/s/ Bernat Rosner
Bernat Rosner

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

SAFEWAY INC.

SAFEWAY INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That, by written consent of the Board of Directors of said corporation as of February 28, 1996, a resolution was duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing its officers to submit said amendment to the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article IV of the Corporation’s Restated Certificate of Incorporation be amended to read as follows, subject to the required consent of the stockholders of the Corporation:

ARTICLE IV

The total number of shares of all classes of stock which the Corporation shall have authority to issue is Seven Hundred Seventy Five Million (775,000,000), consisting of Seven Hundred Fifty Million (750,000,000) shares of common stock, par value $.01 per share (the “Common Stock”), and Twenty Five Million (25,000,000) shares of preferred stock, par value $.01 per share (the “Preferred Stock”). The designation, powers, preferences and relative, participating, optional or other special rights, including voting rights, and qualifications, limitations or restrictions of the Preferred Stock shall be established by resolution of the Board of Directors pursuant to Section 151 of the General Corporation Law of the State of Delaware.

SECOND: That, thereafter, at the Annual Meeting of the stockholders of said corporation, the necessary number of shares required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, SAFEWAY INC. has caused this certificate to be signed by Steven A. Burd, its President, and attested by Michael C. Ross, its Secretary, this 14th day of May, 1996.

SAFEWAY INC.

By:	/s/ Steven A. Burd
Steven A. Burd President

ATTEST:

/s/ Michael C. Ross
Michael C. Ross Secretary

CERTIFICATE OF OWNERSHIP AND MERGER

OF

SAFEWAY U.S. HOLDINGS, INC.

a Delaware corporation

WITH AND INTO

SAFEWAY INC.

a Delaware corporation

(Pursuant to Section 253 of the General Corporation Law of the State of Delaware)

SAFEWAY INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

1. That the Corporation owns all of the outstanding shares of capital stock of Safeway U.S. Holdings, Inc., a Delaware corporation (“Safeway U.S. Holdings”),

2. That the Board of Directors of the Corporation determined to merge Safeway U.S. Holdings with and into the Corporation pursuant to Section 253 of the Delaware General Corporation Law and adopted the following resolutions as of November 1, 1996:

WHEREAS, the Corporation owns all of the issued and outstanding shares of capital stock of Safeway U.S. Holdings, Inc., a Delaware corporation (“Safeway U.S. Holdings”); and

WHEREAS, it is deemed to be advisable and in the best interests of the Corporation that the Corporation merge into itself Safeway U.S. Holdings;

NOW, THEREFORE, BE IT RESOLVED, that the Corporation merge Safeway U.S. Holdings, its wholly-owned subsidiary corporation, into itself and that the Corporation assume all of Safeway U.S. Holdings’ obligations pursuant to Section 253 of the Delaware General Corporation Law, such merger to be effective at midnight, Pacific time, on November 2, 1996;

RESOLVED FURTHER, that by virtue of the merger and without any action on the part of the holder thereof, each issued and outstanding share of capital stock of Safeway U.S.

Holdings immediately prior to the effective time of the merger shall be cancelled and no consideration issued in respect thereof;

RESOLVED FURTHER, that, by virtue of the merger and without any action on the part of the holders thereof, each issued and outstanding share of capital stock of the Corporation immediately prior to the effective time of the merger shall remain unchanged and continue to be such issued and outstanding share of capital stock of the Corporation;

RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, on behalf of the Corporation, to prepare a Certificate of Ownership and Merger setting forth these resolutions to merge Safeway U.S. Holdings into the Corporation, to cause said Certificate of Ownership and Merger to be filed with the Secretary of State of the State of Delaware, and to execute such other documents and take such other actions as such officer or officers shall deem necessary, appropriate or advisable to effect the transactions contemplated by these resolutions; and

RESOLVED FURTHER, that any and all actions heretofore taken by any officer or director of the Corporation and any and all agreements or other documents executed on behalf of the Corporation by an officer or director of the Corporation in connection with the merger of Safeway U.S. Holdings with and into the Corporation be, and they hereby are, ratified, confirmed and approved in all respects.

This Certificate of Ownership and Merger shall become effective at midnight, Pacific time, on November 2, 1996.

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IN WITNESS WHEREOF, SAFEWAY INC. has caused this certificate to be signed by Richard A. Wilson, its Vice President, this 1st day of November, 1996.

/s/ Richard A. Wilson
[Name] Richard A. Wilson
[Title] Vice President

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CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

SAFEWAY INC.

SAFEWAY INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That, by written consent of the Board of Directors of said corporation as of March 10, 1998, a resolution was duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing its officers to submit said amendment to the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article IV of the Corporation’s Restated Certificate of Incorporation be amended to read as follows, subject to the required consent of the stockholders of the Corporation:

ARTICLE IV

The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Billion Five Hundred Twenty Five Million (1,525,000,000), consisting of One Billion Five Hundred Million (1,500,000,000) shares of common stock, par value $.01 per share (the “Common Stock”), and Twenty Five Million (25,000,000) shares of preferred stock, par value $.01 per share (the “Preferred Stock”). The designation, powers, preferences and relative, participating, optional or other special rights, including voting rights, and qualifications, limitations or restrictions of the Preferred Stock shall be established by resolution of the Board of Directors pursuant to Section 151 of the General Corporation Law of the State of Delaware.

SECOND: That, thereafter, at the Annual Meeting of the stockholders of said corporation, the necessary number of shares required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, SAFEWAY INC. has caused this certificate to be signed by Steven A. Burd, its President, and attested by Michael C. Ross, its Secretary, this 12th day of May, 1998.

SAFEWAY INC.

By:	/s/ Steven A. Burd
Steven A. Burd President

ATTEST:

/s/ Michael C. Ross
Michael C. Ross Secretary

CERTIFICATE OF OWNERSHIP AND MERGER

OF

SAFEWAY INC.

SAFEWAY INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

1. That the Corporation owns all of the outstanding shares of capital stock of Safeway Warehouse, Inc., a Delaware corporation.

2. That the Board of Directors of the Corporation determined to merge into itself Safeway Warehouse, Inc. pursuant to Section 253 of the Delaware General Corporation Law and adopted the following resolutions as of July 1,1998;

WHEREAS, the Corporation owns all of the issued and outstanding shares of capital stock of Safeway Warehouse, Inc., a Delaware corporation (“Safeway Warehouse”); and

WHEREAS, it is deemed to be advisable and in the best interests of the Corporation that the Corporation merge into itself Safeway Warehouse;

NOW, THEREFORE, BE IT RESOLVED, that the Corporation merge Safeway Warehouse, its wholly-owned subsidiary corporation, into itself and assume all of its obligations pursuant to Section 253 of the Delaware General Corporation Law; and

RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, on behalf of the Corporation, to prepare a Certificate of Ownership and Merger setting forth these resolutions to merge Safeway Warehouse into the Corporation, to cause said Certificate of Ownership and Merger to be filed with the Delaware Secretary of State, and to execute such other documents and take such other actions as such officer or officers shall deem necessary, appropriate or advisable in order to effect the transactions contemplated by these resolutions.

IN WITNESS WHEREOF, SAFEWAY INC. has caused this certificate to be signed by Michael C. Ross, its Senior Vice President this 1st day of July, 1998.

/s/ Michael C. Ross
Michael C. Ross,
Senior Vice President

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

SAFEWAY INC.

SAFEWAY INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY;

FIRST: That, a resolution of the Board of Directors (the “Board”) of the Corporation selling forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and directing its officers to submit such amendment to the stockholders of the Corporation for consideration thereof, was duly adopted by the Board at a meeting held on December 11, 2003. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article V of the Corporation’s Restated Certificate of Incorporation be amended in its entirety to read as follows, subject to the required consent of the stockholders of the Corporation:

ARTICLE V

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than 6 directors nor more than 12 directors, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors. At each annual meeting of stockholders of the Corporation, all directors shall be elected for a one (1) year term and shall hold office until the next succeeding annual meeting of stockholders and until their successors shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Each director serving on the date of the filing of this certificate of amendment shall hold office until the next succeeding annual meeting of stockholders after such date and until his or her successor shall be elected and shall qualify, subject, however to prior death, resignation, retirement, disqualification or removal from office, notwithstanding that such director may have been elected for a term that extended beyond the date of such annual meeting of stockholders.

SECOND: That, thereafter, at the annual meeting of the stockholders of the Corporation, the necessary number of shares required by statute were voted in favor of the amendment.

THIRD: That, such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, SAFEWAY INC. has caused this Certificate of Amendment to be signed by Steven A. Burd, its President and Chief Executive Officer, and attested by Robert A. Gordon, its Senior Vice President & General Counsel, this 15th day of June, 2004.

SAFEWAY INC.

By:	/s/ Steven A. Burd
Steven A. Burd
President and Chief Executive Officer

ATTEST:

By:	/s/ Robert A. Gordon
Robert A. Gordon
Senior Vice President & General Counsel

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CERTIFICATE OF MERGER

MERGING

WESTGATE CENTER LLC

(a Washington limited liability company)

into

SAFEWAY INC.

(a Delaware corporation)

(Pursuant to Section 264 of the Delaware General Corporation Law)

Safeway Inc., a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:

1.	That the names and states of domicile of the constituent entities are as follows:

(a)	Safeway Inc., a Delaware corporation (“Safeway” or the “Surviving Corporation”).

(b)	Westgate Center LLC, a Washington limited liability company and wholly-owned subsidiary of Safeway (the “Disappearing Entity”).

2.

That an Agreement and Plan of Merger, dated as of March 6, 2008 by and among Safeway and the Disappearing Entity, pursuant to which the Disappearing Entity shall merge with and into Safeway such that the separate existence of the Disappearing Entity will cease and Safeway shall become the Surviving Corporation as soon as the merger becomes effective (the “Merger”), has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with Section 264 of the Delaware General Corporation Law and Section 25.15.415 of the Washington Limited Liability Company Act.

3.	That Safeway shall be the Surviving Corporation of the Merger.

4.

That the Certificate of Incorporation of Safeway, as amended, shall continue to be the Certificate of Incorporation of the Surviving Corporation until further amended pursuant to the laws of the State of Delaware.

5.	That the executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation located at 5918 Stoneridge Mall Road, Pleasanton, CA 94588-3229.

6.

That a copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, upon request and without cost, to any stockholder of any constituent corporation or any member of any constituent limited liability company.

7.	That Articles of Merger have been filed this date with the Secretary of State of the State of Washington pursuant to Section 25.15.415 of the Washington Limited Liability Company act.

8.

That in accordance with Section 25.15.395 of the Washington Limited Liability Company Act and Section 1.2 of the Agreement and Plan of Merger, the Merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, Safeway Inc. has caused this Certificate of Merger to be executed by its duly authorized officer this March 6, 2008.

SAFEWAY INC.

By:	/s/ Bradley S. Fox
Bradley S. Fox
Vice President and Treasurer

WESTGATE CENTER LLC / SAFEWAY INC.

CERTIFICATE OF MERGER

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

PHOTO ACQUISITION I, INC.

(a Delaware corporation)

into

SAFEWAY INC.

(a Delaware corporation)

(PURSUANT TO SECTION 253 OF THE DELAWARE

GENERAL CORPORATION LAW)

Safeway Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), does hereby certify:

1.	The Company was incorporated on July 23, 1986, under the name SSI Holdings Corporation pursuant to the Delaware General Corporation Law.

2.	The Company is the owner of at least 90% of the outstanding shares of each class of the capital stock of Photo Acquisition I, Inc., a Delaware corporation (the “Subsidiary Corporation”).

3.

The Company, by the following resolutions adopted on March 6, 2008, by the Board of Directors of the Company, approved the merger of the Subsidiary Corporation with and into the Company effective immediately upon filing of this document.

SHORT-FORM MERGER WITH SUBSIDIARY

WHEREAS, the Company owns all outstanding shares of capital stock of Photo Acquisition I, Inc., a Delaware corporation (the “Subsidiary Corporation”); and

WHEREAS, the Board of Directors deems it to be desirable and in the best interests of the Company to merge the Subsidiary Corporation with and into the Company such that the Subsidiary Corporation shall cease to be a separate entity and the Company shall become the surviving corporation of the merger in accordance with the provisions applicable to short form mergers set forth in Section 253 of the Delaware General Corporation Law (the “Merger”);

NOW, THEREFORE, BE IT RESOLVED, that the Company hereby approves of the Merger as set forth above and hereby assumes all of the liabilities and obligations of the Subsidiary Corporation in accordance with the provisions of Section 253 of the Delaware General Corporation Law.

RESOLVED FURTHER, that the proper officers of the Company be, and each such officer hereby is, authorized and directed, for and on behalf of the Company and in its name, to execute and acknowledge a Certificate of Ownership and Merger (the

“Certificate”) setting forth a copy of the resolutions authorizing the Merger and to thereafter cause such Certificate to be filed with the Delaware Secretary of State.

RESOLVED FURTHER, that the proper officers of the Company be, and each such officer hereby is, authorized and directed, for and on behalf of the Company and in its name, to cause to be prepared, executed and filed such forms and documents pertaining to the withdrawal of the Subsidiary Corporation from any jurisdictions in which it is qualified to conduct business as a foreign corporation.

RESOLVED FURTHER, that the proper officers of the Company be, and each such officer hereby is, authorized and directed, for and on behalf of the Company and in its name, to prepare or cause to be prepared and to execute, deliver, verify, acknowledge, file and/or record any documents, instruments, certificates, statements, papers, or any amendments thereto, as may be deemed necessary or advisable in order to effectuate the foregoing resolutions, and to take such further steps and do any and all such further acts or things as shall be deemed by such officers to be necessary or desirable in order to carry out the foregoing resolutions.

RESOLVED FURTHER, that all acts and deeds previously performed by the proper officers of the Company prior to the date of these resolutions that are within the authority conferred hereby, are ratified, confirmed and approved in all respects as the authorized acts and deeds of the Company.

[Signature page follows]

Executed on March 6, 2008.

SAFEWAY INC.

By:	/s/ Bradley S. Fox
Bradley S. Fox
Vice President and Treasurer